EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our reports dated March 15, 2018, related to our audit of the HopFed Bancorp, Inc. and subsidiaries’ (the “Company”) consolidated financial statements and internal control over financial reporting as of and for the year ended December 31, 2017, which appears in this Annual Report on Form 10-K/A, in the Company’s following Registration Statements:

•	Registration Statement (No. 333-156652) on Form S-3,

•	Registration Statement (No. 333-189670) on Form S-8,

•	Registration Statement (No. 333-117956) on Form S-8, and

•	Registration Statement (No. 333-79391) on Form S-8.

/s/ Carr, Riggs & Ingram, LLC

Nashville, Tennessee March 22, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statements Nos. 333-189670, 333-117956 and 333-79391 on Form S-8 and No. 333-156652 on Form S-3 of HopFed Bancorp, Inc. and subsidiaries of our report dated March 3, 2016, relating to the consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows of HopFed Bancorp, Inc. and subsidiaries for the year ended December 31, 2015, which report appears in the December 31, 2017 annual report on Form 10-K/A of HopFed Bancorp, Inc. and subsidiaries.

/s/ Rayburn | Fitzgerald PC

Nashville, Tennessee March 22, 2018